UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 20, 2006

Date of Report (Date of earliest event reported)

HORIZON HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13626	75-2293354
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2941 South Lake Vista Drive

Lewisville, Texas 75067

(Address of principal executive offices and zip code)

(972) 420-8200

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Horizon Health Corporation (the “Company”) announced on December 21, 2006, that it has entered into an Agreement and Plan of Merger, dated as of December 20, 2006 (the “Merger Agreement”), with Psychiatric Solutions, Inc. (“PSI”) and Panther Acquisition Sub, Inc., a wholly-owned subsidiary of PSI (“Merger Sub”). The Merger Agreement provides for the acquisition of all outstanding common stock of the Company through the merger of Merger Sub with and into the Company, with the Company as the surviving corporation (the “Merger”). As a result of the Merger, the Company will become a wholly-owned subsidiary of PSI.

Under the terms of the Merger Agreement, upon consummation of the Merger, Company stockholders will be entitled to receive $20.00 in cash for each share of Horizon Common Stock they hold. The transaction is subject to approval by Company stockholders and regulatory approvals, as well as satisfaction of customary closing conditions. A copy of the Merger Agreement and the press release issued by the Company are attached as exhibits to this report and are incorporated into this Item 1.01 by reference.

On December 20, 2006, the Company adopted a Second Amendment (the “Second Amendment”) to the Rights Agreement dated February 6, 1997 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company. The amendment provides that neither the execution, delivery and performance by the respective parties of the Merger Agreement, nor the consummation of the Merger shall cause any person to become an “Acquiring Person” as defined in the Rights Agreement or result in the occurrence of a “Stock Acquisition Date” or an “Exercisability Date” as defined in the Rights Agreement.  A copy of the Second Amendment is attached as an exhibit to this report and is incorporated into this Item 1.01 by reference.

Item 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On December 20, 2006, the Company and American Stock Transfer & Trust Company entered into the Second Amendment amending the Rights Agreement. The description of the Second Amendment in Item 1.01 of this report and the copy of the Second Amendment attached as an exhibit to this report are incorporated into this Item 3.03 by reference.

Item 9.01.	Exhibits

(c)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of December 20, 2006, by and among Psychiatric Solutions, Inc., Panther Acquisition Sub, Inc. and Horizon Health Corporation.*

4.1	Second Amendment to Rights Agreement, dated as of December 20, 2006, between Horizon Health Corporation and American Stock Transfer & Trust Company.

99.1	Press Release dated December 21, 2006.

*  The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission, upon request, a copy of any omitted schedule to the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON HEALTH CORPORATION

Date: December 21, 2006	By:	/s/ David K. Meyercord
David K. Meyercord
Executive Vice President, Administration
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of December 20, 2006, by and among Psychiatric Solutions, Inc., Panther Acquisition Sub, Inc. and Horizon Health Corporation.

4.1	Second Amendment to Rights Agreement, dated as of December 20, 2006, between Horizon Health Corporation and American Stock Transfer & Trust Company.

99.1	Press Release dated December 21, 2006.